Exhibit 10.37

DealPoint ID #

Statement of Work

(“SOW”)

Addresses and contacts for notices

“Microsoft”	“Supplier” MBO Partners	“Supplier Personnel”
Company Name: Microsoft	Company Name: MBO Partners, Inc.	Company Name: Touchpoint Metrics, Inc. DBA MCorp Consulting
Primary Contact:	Primary Contact: Rachana Suri	Supplier Personnel Name(s): Michael Hinshaw Lynn Davison
Address:	Address: 13454 Sunrise Valley Dr #300 Herndon, VA 20194	Address: 201 Spear Street, Suite 1100, San Francisco, CA 94105
Phone number:	Phone number: (703) 793-6000	Phone number: 415-526-2290
Fax number:	Fax number:	Fax number: 415-526-2650
Email (if applicable):	Email (if applicable):	Email (if applicable): admin@mcorpconsulting.com
Secondary Contact:	Secondary Contact:	Secondary Contact: Lisa Hamilton (Accounting)
Microsoft Supplier Number: 2230285

SOW Effective Date:	9/3/2013
SOW Expiration Date:	1/31/2014
DealPoint # for master agreement:	MMVA DP820913

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Agreed and accepted

Microsoft	Supplier
Microsoft Signature: KURT A. SAMUELSON	Supplier Signature: RACHANA SURI
Microsoft Name: Kurt A. Samuelson	Supplier Name: Rachana Suri
Microsoft Title: Kurt A. Samuelson	Supplier Title: Business Manager
Microsoft Date: September 3, 2013 | 09:15 PT	Supplier Date: September 3, 2013 | 09:24 PT

This SOW, executed in accordance with the terms of that certain Microsoft Master Vendor Agreement (MMVA) (the “Agreement”) dated October 10, 2012 between Microsoft and Supplier, is entered into by the parties and effective as of the SOW Effective Date above.

1.	Description of Services

Pursuant to and in conformance with any standards and/or specifications which may be provided by Microsoft to Supplier from time to time, Supplier Personnel shall deliver to and/or perform for Microsoft the following goods, services and/or other items or materials as a work made for hire (collectively, the “Services”).

MCorp will assist the Microsoft Information Technology organization (MSIT) and the Connected Customer Experience team (CCE) to leverage the outside-in “customer” perspective to support development of an integrated, end-to-end approach to IT Portfolio Management that enables business strategy through measurement of value delivered.

Specifically, MCorp will assist MSIT and CCE to better understand the IT Portfolio Management journey and help identify improvement opportunities by “walking” a series of well-defined and prioritized personas through relevant, end-to-end, scenario-based journeys across the IT Portfolio Management lifecycle.  MSIT will leverage the results to support internal and external customers and partners.

MCorp will continue building on and building out CCE capabilities and artifacts by working side-by-side with MSIT as a team to accomplish the engagement objectives.

The key activities for each phase of work are as follows:

Project Kickoff

▪	Schedule development

▪	Role definition

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Phase 1

▪	One-on-one stakeholder interviews conducted with 4 to 7 IT working group members

▪	Research Plan finalized and agreed upon

▪	Knowledge transfer activities, including process refinement and artifacts updates

Phase 2

▪	One-on-one “customer” audience interviews completed with 12 to 18 participants

▪	Persona prioritization and selection (3 to 5 selected for inclusion and focus in the remainder of the engagement)

▪	Touchpoint and journey mapping workshop completed

▪	Online focus group research completed (3 to 5 focus groups; ~15 participants in each)

▪	Data analysis and research summary findings completed

▪	Knowledge transfer activities including process refinement and artifacts updates

Phase 3

▪	Target audience personas completed (3 to 5 total)

▪	Current state journey maps completed for each targeted personas

▪	Working strategy session completed

▪	Strategy finalized to focus optimization and transform initiatives

▪	Business case developed

▪	Knowledge transfer activities including process refinement and artifacts updates

Phase 4

▪	Working design session completed

▪	Ideal state journey maps completed for each targeted personas

▪	Working prioritization session completed

▪	Creation of implementation roadmap

▪	Stakeholder presentation completed

▪	Knowledge transfer activities including process refinement and artifacts updates

All Services shall be treated as Microsoft Confidential Information unless otherwise designated by Microsoft.

2.	Deliverables/Delivery Schedule

Supplier Personnel shall complete and deliver all Services to Microsoft on or before January 31, 2014.  The milestone delivery schedule for the Services, if applicable, shall be as follows:

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Milestone #	Brief Description of Services to be completed by Supplier Personnel and delivered to Microsoft	Due on or Before
1	Project kick-off, including schedule development and role definition	9/6/2013
2	Phase 1 deliverables including the completion of the Research Plan and knowledge transfer through our process refinement and artifacts updates.	9/20/2013
3
Phase 2 deliverables including the completion of the
qualitative research consisting of a touchpoint and
journey mapping workshop, three (3) to five (5)
online focus groups, and knowledge transfer through
our process refinement and artifacts updates.
10/25/2013
4	Phase 3 deliverables including the completion of target personas, business case, and knowledge transfer through our process refinement and artifacts updates.	12/6/2013
5	Phase 4 deliverables including the completion of the ideal state journey maps, implementation roadmap, stakeholder presentation, and knowledge transfer our process refinement and artifacts updates.	1/10/2013

3.	Payment

3.1	Services Fees

As complete and final payment for Services which has been completed and delivered by Supplier Personnel to Microsoft and which has been accepted by Microsoft, Microsoft shall pay Supplier a total fee not to exceed Three Hundred Twelve Thousand U.S. Dollars ($312,000.00 USD) in accordance with the following milestone payment schedule:

Milestone #	Not to Exceed Payment Amount	Delivery/Payment Date
1	$78,175.00	9/6/2013
2	$58,631.25	9/20/2013
3	$58,631.25	10/25/2013
4	$58,631.25	12/6/2013
5	$58,631.25	1/10/2014
Sub-Total	$312,700.00

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Milestone #	Not to Exceed Payment Amount	Delivery/Payment Date
Expenses (if any – see Section 3.2, below)	$15,000.00	As incurred
Total	$327,700.00

3.2	Expenses: (choose one of the below)

As reflected in Section 3.1, above, Microsoft shall reimburse Supplier up to Fifteen Thousand US Dollars ($15,000.00 USD) for pre-approved, reasonable and actual travel and travel-related expenses incurred by Supplier Personnel in connection with the performance of the Services.  All travel expenses hereunder are subject to Microsoft’s review and the Microsoft Travel Policy and Supplier or Supplier Personnel must submit appropriate documentation evidencing expenses to be reimbursed.

Expenses above include any reasonable and necessary out-of-pocket expenses such as workshop materials, courier transcription fees and focus group platform fees.  All expenses will be billed as incurred, with no additional mark up or margin added by the Supplier.

4.	Relationship of the Parties

(a)
No employment. The Agreement or this SOW does not create an employment relationship between Microsoft and Supplier or Supplier Personnel. Supplier’s employees, independent contractors, personnel and/or subcontractors (collectively referred to as “Supplier Personnel”) are not Microsoft employees.

(b)
Supplier is responsible for and will pay all wages, fringe benefits, payroll taxes, insurance, work schedules, and work conditions with respect to the Supplier Personnel, and for all other costs incurred by it in connection with its business, including but not limited to travel, rent, and the cost of supplies and materials, except as may have been approved by Microsoft in accordance with section this SOW.   Upon Microsoft’s request, Supplier will provide Microsoft with satisfactory proof of employment status of the assigned Resources.

(c)
Supplier will be responsible for and pay all costs of conducting its business, including, but not limited to, the expense and responsibility for any applicable insurance or city, county, state or federal licenses, permits, taxes or assessments of any kind. Supplier will be responsible for payment of any taxes imposed on Supplier including, but not limited to, income taxes, Social Security and Medicare taxes, and worker’s compensation premiums.   Supplier will indemnify Microsoft and hold it harmless from paying such business costs or taxes.

(d)
Supplier will defend, indemnify and hold harmless Microsoft and any of its parent, subsidiary or related companies, officers, managers, directors, employees and agents, for any claims, damages, judgments, settlement, costs or expenses incurred by Microsoft as a result of any action instituted by Supplier Personnel against Microsoft, including but not limited to any claims for wages, fringe benefits, or other compensation under federal or state law, any claims related to Supplier’s employment of or contract with Supplier Personnel, and any claims challenging the Supplier’s right to dismiss or sever contractual ties with its Supplier Personnel.  Similarly, Supplier will defend, indemnify and hold Microsoft harmless for any other third-party claims,

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judgments, settlements, costs, fines or penalties related to the employment status of the Supplier Personnel.

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